                                                                                                                      EXHIBIT 99.16

INVESTMENT PERFORMANCE -- EV CLASSIC NATIONAL MUNICIPALS FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the period from December 19, 1985 through September 30, 1995 and for the 1 and 5 year periods ended
September 30, 1995.  Total return for the period prior to the Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.


                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 09/30/95    ON 09/30/95    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

LIFE OF
FUND              12/19/85      $1,961.81      $1,961.81      96.18%      7.13%         96.18%      7.13%

5 YEARS ENDED
09/30/95          09/30/90      $1,481.64      $1,481.64      48.16%      8.16%         48.16%      8.16%

1 YEAR ENDED
09/30/95          09/30/94      $1,101.14      $1,091.14      10.11%      10.11%        9.11%       9.11%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.




CALCULATION OF DISTRIBUTION RATE AND EFFECTIVE DISTRIBUTION RATE


The distribution rate as of 09/30/95 was 5.77% and was calculated by annualizing the most recent dividend distribution ($0.045608223) and dividing the result by the current maximum offering price ($9.31).


The effective distribution rate as of 09/30/95 was 5.92% and was calculated by dividing the distribtion rate by the compounding period (365/31), and then compounding the result by adding 1, raising the sum to a power equal to the compounding period, and subtracting 1 from the result according to the following formula:


                                                                                        (365/31)
                             EFFECTIVE DISTRIBUTION RATE = [(DISTRIBUTION RATE/(365/31))+1]   -  1

                                                                 EXHIBIT 16



               EV CLASSIC NATIONAL MUNICIPALS FUND
          30-DAY AND TAX EQUIVALENT YIELD CALCULATIONS



                     For the 30 days ended 9/30/95:

                            Interest Income Earned:               $230,816
 Plus                       Dividend Income Earned:
                                                                 ---------
 Equal                                Gross Income:               $230,816

 Minus                                    Expenses:                $61,530
                                                                 ---------
 Equal                       Net Investment Income:               $169,286

 Divided by          Average daily number of shares
                     outstanding that were entitled
                              to receive dividends:              4,366,611
                                                                 ---------
 Equal      Net Investment Income Earned Per Share:                $0.0388

                 Net Asset Value Per Share 9/30/95:                  $9.31

                                     30 Day Yield*:                  5.05%

 Divided by          One minus the Tax Rate of 31%:                   0.69
                                                                 ---------
 Equal                     Tax Equivalent Yield **:                  7.32%





 *  Yield is calculated on a bond equivalent rate as follows:
                         6
 2[(($0.0388/$9.31)+1)-1]

 ** Assuming a tax rate of 31%

INVESTMENT PERFORMANCE -- EV MARATHON NATIONAL MUNICIPALS FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the period from December 19, 1985 through September 30, 1995 and for the 1 and 5 year periods ended
September 30, 1995.



                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 09/30/95    ON 09/30/95    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

LIFE OF
FUND              12/19/85      $1,991.92      $1,991.92      99.19%      7.29%         99.19%      7.29%

5 YEARS ENDED
09/30/95          09/30/90      $1,504.43      $1,484.43      50.44%      8.49%         48.44%      8.20%

1 YEAR ENDED
09/30/95          09/30/94      $1,106.45      $1,056.45      10.64%      10.64%        5.64%       5.64%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.




CALCULATION OF DISTRIBUTION RATE AND EFFECTIVE DISTRIBUTION RATE


The distribution rate as of 09/30/95 was 5.82% and was calculated by annualizing the most recent dividend distribution ($0.048410964) and dividing the result by the current maximum offering price ($9.80).


The effective distribution rate as of 09/30/95 was 5.97% and was calculated by dividing the distribtion rate by the compounding period (365/31), and then compounding the result by adding 1, raising the sum to a power equal to the compounding period, and subtracting 1 from the result according to the following formula:


                                                                                        (365/31)
                             EFFECTIVE DISTRIBUTION RATE = [(DISTRIBUTION RATE/(365/31))+1]   -  1

                                                                 EXHIBIT 16



               EV MARATHON NATIONAL MUNICIPALS FUND
          30-DAY AND TAX EQUIVALENT YIELD CALCULATIONS



                     For the 30 days ended 9/30/95:

                            Interest Income Earned:              $12,482,707
 Plus                       Dividend Income Earned:
                                                                 -----------
 Equal                                Gross Income:              $12,482,707

 Minus                                    Expenses:               $2,770,046
                                                                 -----------
 Equal                       Net Investment Income:               $9,712,661

 Divided by          Average daily number of shares
                     outstanding that were entitled
                              to receive dividends:              224,024,563
                                                                 -----------
 Equal      Net Investment Income Earned Per Share:                  $0.0434

                 Net Asset Value Per Share 9/30/95:                    $9.80

                                     30 Day Yield*:                    5.37%

 Divided by          One minus the Tax Rate of 31%:                     0.69
                                                                 -----------
 Equal                     Tax Equivalent Yield **:                    7.78%








 *  Yield is calculated on a bond equivalent rate as follows:
                         6
 2[(($0.0434/$9.80)+1)-1]

 ** Assuming a tax rate of 31%

INVESTMENT PERFORMANCE -- EV TRADITIONAL NATIONAL MUNICIPALS FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the period from December 19, 1985 through September 30, 1995 and for the 1 and 5 year periods ended
September 30, 1995.  Total return for the period prior to the Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.


                                         VALUE OF A $1,000 INVESTMENT


                                VALUE OF       VALUE OF            TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    INITIAL        INVESTMENT     EXCLUDING SALES CHARGE    INCLUDING SALES CHARGE
PERIOD            DATE          INVESTMENT*    ON 09/30/95    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

LIFE OF
FUND              12/19/85      $962.44        $1,944.06      101.99%     7.45%         94.41%      7.03%

5 YEARS ENDED
09/30/95          09/30/90      $962.38        $1,468.18      52.55%      8.80%         46.82%      7.97%

1 YEAR ENDED
09/30/95          09/30/94      $962.46        $1,078.43      12.05%      12.05%        7.84%       7.84%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000 **
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period
                         P         =  an initial investment of $1,000 ***


  * Initial investment less the current maximum sales charge of 3.75%.

 ** The average annual total return including the sales charge is calculated based on an initial investment of $1,000 less the maximum initial sales charge of 3.75%.

*** The cumulative total return including the sales charge is calculated based on an initial investment of $1,000 less maximum initial sales charge of 3.75%.




CALCULATION OF DISTRIBUTION RATE AND EFFECTIVE DISTRIBUTION RATE


The distribution rate as of 09/30/95 was 6.39% and was calculated by annualizing the most recent dividend distribution ($0.057123300) and dividing the result by the current maximum offering price ($10.88).


The effective distribution rate as of 09/30/95 was 6.58% and was calculated by dividing the distribtion rate by the compounding period (365/30), and then compounding the result by adding 1, raising the sum to a power equal to the compounding period, and subtracting 1 from the result according to the following formula:


                                                                                        (365/30)
                             EFFECTIVE DISTRIBUTION RATE = [(DISTRIBUTION RATE/(365/30))+1]   -  1

                                                                EXHIBIT 16



                     EV TRADITIONAL NATIONAL MUNICIPALS FUND
                  30-DAY AND TAX EQUIVALENT YIELD CALCULATIONS



                     For the 30 days ended 9/30/95:

                            Interest Income Earned:               $139,702
 Plus                       Dividend Income Earned:
                                                                 ---------
 Equal                                Gross Income:               $139,702

 Minus                                    Expenses:                $10,361
                                                                 ---------
 Equal                       Net Investment Income:               $129,341

 Divided by          Average daily number of shares
                     outstanding that were entitled
                              to receive dividends:              2,355,786
                                                                 ---------
 Equal      Net Investment Income Earned Per Share:                $0.0549

                 Net Asset Value Per Share 9/30/95:                 $10.88

                                     30 Day Yield*:                  6.13%

 Divided by          One minus the Tax Rate of 31%:                   0.69
                                                                 ---------
 Equal                     Tax Equivalent Yield **:                  8.88%








 *  Yield is calculated on a bond equivalent rate as follows:
                         6
 2[(($0.0549/$10.88)+1)-1]

 ** Assuming a tax rate of 31%